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                                  EXHIBIT 21

                          Subsidiaries of Registrant
                          --------------------------

                                               Jurisdiction of
    Name                                        Organization
    ----                                       ---------------
EyeSys Technologies, Inc.                         Delaware
(dba "EyeSys/Premier")

Data.Site, LLC*                                   California

Ophthalmic Imaging Systems, Inc.*                 California

CRS Clinical Research, Inc.                       California

________________

* The Registrant holds a majority equity interest in these entities.